Exhibit 10.2

Reference is hereby made to that EXCHANGE AGREEMENT, (the “Agreement”) executed and dated July 11, 2008 (the “Agreement”), among Callisto Pharmaceuticals, Inc., a Delaware corporation (“Callisto”), Synergy Pharmaceuticals, Inc., a Delaware corporation (“Synergy”), the individual parties named on the signature page hereto (the “Synergy Holders”) on the one hand, and Pawfect Foods, Inc., a Florida corporation (the “Company”), on the other hand.  Capitalized terms herein unless otherwise defined, shall the meanings assigned to them in the Agreement.

Deliveries contemplated by the Agreement were not substantially completed until July 14, 2008 and the parties, for certainty, have deemed the obligations binding on the parties as of July 14, 2008 and Pawfect hereby ratifies the instructions given to the closing agent  on July 11,2008 regarding the disbursement of funds.

Because of the continuing relationship between Callisto and Synergy, certain consulting and employment agreements are the shared responsibility of both Synergy and Callisto and certain amendments, assignments and assumptions of such agreements will have to be made promptly following the closing of the transactions contemplated by the Agreement.  Accordingly the parties agree that decisions concerning these matters shall made by the Compensation Committee of Callisto’s Board of Directors for a period of three months, provided any increases in the rate of regular periodic compensation will require the concurrent approval of the Compensation Committee of  Pawfect’s Board of Directors, or in the absence thereof, Pawfect’s Board.  This agreement may be executed in counterparts, all of which shall be deemed to be duplicate originals.

IN WITNESS WHEREOF, the undersigned have executed this agreement as of the day and year first above written.

CALLISTO PHARMACEUTICALS, INC.

/s/ Gabriele M. Cerrone	By:	/s/ Gary S. Jacob
Gabriele M. Cerrone		Gary S. Jacob, CEO

/s/ Gary S. Jacob	SYNERGY PHARMACEUTICALS, INC.
Gary S. Jacob

	By:	/s/ Gary S. Jacob
/s/ Kunwar Shailubhai		Gary S. Jacob, President and Acting CEO
Kunwar Shailubhai

PAWFECT FOODS, INC.

	By:	/s/ Pietro Gattini
Pietro Gattini, CEO
Dated: July 14, 2008